EXHIBIT 99.B11

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated February 6, 1998 in Post-Effective Amendment No. 21 to the Registration Statement (Form N-1A) and related Prospectus of Security Cash Fund filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 2-68387) and under the Investment Company Act of 1940 (Registration No. 811-3073).

                                                               Ernst & Young LLP


Kansas City, Missouri
April 27, 1998